BancFirst Corporation Reports Fourth Quarter Earnings

OKLAHOMA CITY, Jan. 24, 2013 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS: BANF) reported net income of $12.3 million for the fourth quarter of 2012, up 6.1% from net income of $11.6 million reported for the fourth quarter of 2011. Diluted earnings per share was $0.79 compared to $0.75 for the prior year's quarter. Net income for the year ended December 31, 2012 was $51.9 million, up 13.8% from $45.6 million reported for 2011. Diluted earnings per share for the year was $3.36 compared to $2.93 for 2011.

Net interest income for the fourth quarter of 2012 was $42.3 million, an increase of $913,000, or 2.2%, compared to the same period of the prior year. Average earning assets grew $351 million from the previous year to $5.45 billion for the fourth quarter of 2012. The net interest margin decreased to 3.11% compared to 3.24% for the fourth quarter of 2011, as interest rates remained at historically low levels. Provision for loan losses for the quarter was $2.45 million versus $829,000 a year ago primarily driven by loan growth. Net charge-offs to average loans for the fourth quarter of 2012 was 0.03% versus 0.02% for the fourth quarter of 2011. Nonperforming and restructured assets as a percentage of total assets increased to 0.81% from 0.71% a year ago. Noninterest income totaled $21.8 million, up 12.2% compared to the same quarter of 2011. Noninterest expense for the quarter was $43.4 million, up 4.8% from the fourth quarter of 2011.

At December 31, 2012, total assets exceeded $6 billion due to a temporary influx of deposits at year end. Average total assets for the quarter was $5.86 billion, up 6.7% compared to $5.5 billion for the fourth quarter of 2011. Total loans grew $229 million, or 7.6%, to end the year at $3.24 billion. Total deposits ended the year at $5.44 billion. Average total deposits for the quarter was $5.28 billion, up 7.4% compared to $4.92 billion for the fourth quarter of 2011. The Company's stockholders' equity totaled $520 million at December 31, 2012, an increase of $36.5 million, or 7.6%, for the year.

David Rainbolt, BancFirst Corporation CEO stated, "Our balance sheet is well-positioned with superior levels of liquidity, asset quality and capital adequacy which puts us in an excellent position to take advantage of any opportunity that may present itself. However, our country's fiscal dilemma and extreme monetary policy dictate that we move with caution."

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 93 banking locations serving 51 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)

	2012	2012	2012	2012	2011
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$ 42,297	$ 40,832	$ 40,869	$ 40,817	$ 41,384
Provision for loan losses	2,446	233	248	173	829
Non-interest income:
Trust revenue	1,858	1,927	1,823	1,707	1,675
Service charges on deposits	13,419	11,896	11,031	10,607	11,096
Securities transactions	272	385	226	4,032	224
Income from sales of loans	698	737	766	572	614
Insurance commissions	3,169	3,661	2,803	2,993	2,654
Cash management	1,092	1,971	2,041	1,939	1,890
Other	1,292	1,539	1,674	1,587	1,282
Total noninterest income	21,800	22,116	20,364	23,437	19,435

Non-interest expense:
Salaries and employee benefits	25,264	24,641	24,830	24,800	24,016
Occupancy and fixed assets expense, net	2,776	2,877	2,477	2,446	2,599
Depreciation	2,403	2,253	2,226	2,131	2,104
Amortization of intangible assets	456	457	457	457	457
Data processing services	1,173	1,208	1,158	1,283	1,222
Net expense from other real estate owned	178	200	922	247	124
Marketing and business promotion	1,995	1,998	1,679	1,655	1,811
Deposit insurance	761	745	724	719	698
Other	8,357	8,086	8,090	8,299	8,349
Total noninterest expense	43,363	42,465	42,563	42,037	41,380
Income before income taxes	18,288	20,250	18,422	22,044	18,610
Income tax expense	5,982	6,390	6,693	8,039	7,012
Net income	12,306	13,860	11,729	14,005	11,598
Per Common Share Data:
Net income-basic	0.81	0.91	0.77	0.93	0.77
Net income-diluted	0.79	0.90	0.76	0.91	0.75
Cash dividends declared	0.29	0.29	0.27	0.27	0.27
Common shares outstanding	15,242,308	15,200,468	15,153,991	15,145,280	15,117,430
Average common shares outstanding -
Basic	15,224,346	15,174,755	15,155,525	15,129,868	15,122,368
Diluted	15,482,222	15,447,395	15,426,796	15,410,773	15,389,289
Performance Ratios:
Return on average assets	0.83%	0.96%	0.83%	1.00%	0.84%
Return on average equity	9.47	10.86	9.46	11.45	9.59
Net interest margin	3.11	3.06	3.14	3.18	3.24
Efficiency ratio	67.65	67.46	69.51	65.42	68.04

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)

	Twelve months ended December 31,
	2012	2011
Condensed Income Statements:
Net interest income	$ 164,815	$ 156,897
Provision for loan losses	3,100	4,515
Non-interest income:
Trust revenue	7,315	6,672
Service charges on deposits	46,953	42,683
Securities transactions	4,915	1,598
Income from sales of loans	2,773	2,015
Insurance commissions	12,626	10,457
Cash management	7,043	7,430
Other	6,092	6,106
Total noninterest income	87,717	76,961

Non-interest expense:
Salaries and employee benefits	99,535	92,231
Occupancy and fixed assets expense, net	10,576	10,128
Depreciation	9,013	8,014
Amortization of intangible assets	1,827	1,668
Data processing services	4,822	4,942
Net expense from other real estate owned	1,547	958
Marketing and business promotion	7,327	6,552
Deposit insurance	2,949	3,674
Other	32,832	30,479
Total noninterest expense	170,428	158,646
Income before income taxes	79,004	70,697
Income tax expense	27,104	25,076
Net income	$ 51,900	$ 45,621
Per Common Share Data:
Net income-basic	$ 3.42	$ 2.99
Net income-diluted	3.36	2.93
Cash dividends declared	1.12	1.04
Common shares outstanding	15,242,308	15,117,430
Average common shares outstanding -
Basic	15,172,457	15,267,357
Diluted	15,443,646	15,550,131
Performance Ratios:
Return on average assets	0.91%	0.85%
Return on average stockholders' equity	10.32	9.65
Net interest margin	3.13	3.20
Efficiency ratio	67.49	67.84

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)

	2012	2012	2012	2012	2011
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data:

Total assets	$ 6,022,250	$ 5,836,751	$ 5,671,711	$ 5,737,994	$ 5,608,825
Total loans	3,242,427	3,116,096	3,065,439	3,049,376	3,013,498
Allowance for loan losses	(38,725)	(37,258)	(37,436)	(37,633)	(37,656)
Securities	562,542	540,475	575,034	573,801	614,977
Deposits	5,440,830	5,253,505	5,099,648	5,152,856	5,037,735
Stockholders' equity	519,567	510,387	499,561	491,957	483,041
Book value per common share	34.09	33.58	32.97	32.48	31.95
Tangible book value per common share	30.37	29.82	29.16	28.64	28.07
Balance Sheet Ratios:
Average loans to deposits	60.71%	59.99%	60.35%	59.99%	60.97%
Average earning assets to total assets	92.95	92.85	92.60	92.51	92.76
Average stockholders' equity to average assets	8.81	8.83	8.77	8.73	8.73
Asset Quality Data:
Past due loans	$ 539	$ 731	$ 1,403	$ 1,150	$ 798
Nonaccrual loans	20,549	22,101	20,702	20,721	21,187
Restructured loans	17,866	17,784	18,089	18,483	1,041
Total nonperforming and restructured loans	38,954	40,616	40,194	40,354	23,026
Other real estate owned and repossessed assets	9,567	9,796	10,223	12,408	16,640
Total nonperforming and restructured assets	48,521	50,412	50,417	52,762	39,666
Nonperforming and restructured loans to total loans	1.20%	1.30%	1.31%	1.32%	0.76%
Nonperforming and restructured assets to total assets	0.81	0.86	0.89	0.92	0.71
Allowance to total loans	1.19	1.20	1.22	1.23	1.25
Allowance to nonperforming and restructured loans	99.41	91.73	93.14	93.26	163.54
Net charge-offs to average loans	0.03	0.01	0.02	0.01	0.02

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2012			December 31, 2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,205,034	$ 43,384	5.39%	$ 3,099,888	$ 169,510	5.47%
Securities – taxable	496,700	1,511	1.21	517,103	7,686	1.49
Securities - tax exempt	46,208	545	4.69	49,701	2,392	4.81
Interest bearing deposits with banks	1,702,950	1,096	0.26	1,641,366	4,201	0.26
Total earning assets	5,450,892	46,536	3.40	5,308,058	183,789	3.46

Nonearning assets:
Cash and due from banks	146,115			144,884
Interest receivable and other assets	304,975			308,643
Allowance for loan losses	(37,714)			(37,636)
Total nonearning assets	413,376			415,891
Total assets	$ 5,864,268			$ 5,723,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 694,342	$ 208	0.12%	$ 712,800	$ 966	0.14%
Savings deposits	1,817,162	1,215	0.27	1,757,331	5,571	0.32
Time deposits	843,008	1,966	0.93	864,524	8,713	1.01
Short-term borrowings	5,834	5	0.34	6,898	28	0.40
Long-term borrowings	10,807	80	2.95	12,323	360	2.92
Junior subordinated debentures	26,804	491	7.29	31,072	2,134	6.87
Total interest-bearing liabilities	$ 3,397,957	$ 3,965	0.46	$ 3,384,948	$ 17,772	0.53

Interest-free funds:
Noninterest bearing deposits	1,924,715			1,809,102
Interest payable and other liabilities	24,731			26,990
Stockholders' equity	516,865			502,909
Total interest free-funds	2,466,311			2,339,001
Total liabilities and stockholders' equity	$ 5,864,268			$ 5,723,949
Net interest income		$ 42,571			$ 166,017
Net interest spread			2.93%			2.94%
Net interest margin			3.11%			3.13%

CONTACT: Randy Foraker, Interim Chief Financial Officer (405) 270-1044 or David Rainbolt, Chief Executive Officer (405) 270-1002